EXHIBIT 99.4


[GRAPHIC OMITED]                                                    NEWS RELEASE
BRIGHAM                                                    FOR IMMEDIATE RELEASE
Exploration Company

BRIGHAM EXPLORATION ANNOUNCES DISCOVERIES, PROVIDES OPERATIONAL UPDATE AND UPDATES SECOND QUARTER FORECAST

================================================================================

     Austin, TX - July 19, 2004 -- Brigham Exploration Company (NASDAQ:BEXP) announced several discoveries, provided an update of its operational activity, and updated its second quarter forecast.

ONSHORE  GULF  COAST  VICKSBURG

     Successful Floyd South Field Development Well Completion - Brigham operated
     --------------------------------------------------------
and retained a 100% working interest in the Sullivan F #2, which in mid-July was perforated, fracture stimulated and producing to sales from the Vicksburg 9 and 10 intervals at a rate of approximately 6.5 Mmcfe/d, or approximately 5.0 Mmcfe/d net to Brigham's 76% revenue interest. Brigham's 100% working interest is subject to a 16.5% back in after payout, at which time Brigham's working interest would revert to 83.5%.

     The Sullivan F #2 was drilled to a total depth of approximately 14,500 feet and encountered approximately 56 feet of total apparent net pay in various lower Vicksburg intervals. The Sullivan F #2 tested the Vicksburg 6 and 7 intervals in the same large fault block, but located approximately two miles south of its southernmost Home Run Field well. The Sullivan F #2 encountered approximately 18 feet of apparent net pay in the Vicksburg 6, the Vicksburg 7, and various shallower sands in the Home Run Field fault block that are currently behind pipe. Brigham subsequently directionally drilled the Sullivan F #2 across the fault to the currently producing Vicksburg 9 and 10 intervals in the Floyd South Field fault block, where the well encountered approximately 38 feet of currently producing net pay.

     Completion to Sales of 4th Floyd Fault Block Field Well - The Sullivan #12
     -------------------------------------------------------
was recently completed to sales and in early July was producing at a commingled rate of approximately 5.3 Mmcfe/d, or approximately 1.4 Mmcfe/d net to Brigham's 25% revenue interest. The Sullivan # 12 encountered approximately 34 feet of apparent net pay, approximately 8 feet of which currently remains behind pipe. Brigham retained a 34% working and 25% revenue interest in the Sullivan #12.

     Home Run and Triple Crown Field Activity -Brigham plans to commence an
     ----------------------------------------
Upper and Lower Vicksburg well in its Triple Crown Field in August or September. Brigham's current working interest in the test would be 34%, however, the Company may have the opportunity to operate the well and increase its working interest in both the initial test well and the adjacent acreage. This well should test the Upper and Lower Vicksburg formations north of, and based on Brigham's 3-D interpretation, structurally high to its three prior Triple Crown Vicksburg completions. If successful, we believe up to ten potential drilling locations could be drilled to fully develop the structure.

     In Brigham's Home Run Field, the Company perforated and fracture stimulated the upper pay intervals encountered in the previously announced Palmer #9 discovery. The recently perforated zones commenced producing to sales on July 18th at an initial rate of approximately 3.9 Mmcf of natural gas and 78 barrels of oil (4.4 Mmcfe) per day at 6350 psi. This interval will be commingled with the two previously completed Lower Vicksburg zones, which were perforated, stimulated and producing to sales in early May at an initial rate of approximately 2.8 Mmcf of natural gas and 300 barrels of oil (4.6 Mmcfe) per day, and had recently stabilized at a rate of approximately 1.5 Mmcfe/d. As per Brigham's May 10th press release, the Company previously anticipated adding the upper pay intervals in mid-May, but instead elected to produce the lower interval until mid-July, in order to both better estimate the reserves to be recovered and to potentially enhance the ultimate recoveries. Brigham retains a 34% working and 29% revenue interest in the Palmer #9.

     Bud Brigham, the Company's Chairman, CEO and President, stated, "We've now completed 21 wells in 22

                                                                    EXHIBIT 99.4

attempts in the Vicksburg. We are pleased that we continue to successfully expand our interests in this play, as evidenced by our 100% working interest in the Sullivan F #2 well. Looking ahead, we hope to increase our working interest in the Triple Crown well that is scheduled to commence in September. We've been looking forward to drilling this Triple Crown test for some time now, and given the number of potential offsets, we believe this well provides significant reserve potential for the company. It will be one of at least two high reserve potential Vicksburg tests that we hope to drill during the second half of 2004."


ONSHORE GULF COAST FRIO EXPLORATION

     Jackson County Frio Discovery - Brigham operated the successful drilling
     -----------------------------
and completion of the Planet Oil #1, which commenced production in late June at a rate of approximately 2.9 Mmcfe/d. Brigham retained a 50% working and 40% revenue interest in the discovery, which was drilled to a total depth of approximately 9,500 feet and encountered 20 feet of apparent net pay in the Frio. Depending on performance, one offset location may be drilled.

     Matagorda County Frio Completion - Brigham's previously announced Wilson
     --------------------------------
Trust #1 discovery, which production tested at a rate of 5.1 Mmcfe/d in May, went off line in June due to a rapid increase in water production. From subsequently acquired wireline logs it was determined that the water was channeling behind pipe. As a result, Brigham performed remedial squeeze cementing operations and reperforated the same interval. Subsequent to being put on compression in early July, the well was producing at a rate of approximately
1.5 Mmcfe/d with minimal water. Brigham retains a 50% working interest and 40% revenue interest in the Wilson Trust #1, with additional potential shallower pay remaining behind pipe.

     Calhoun  County  Frio  Discovery  -  Brigham  is  currently  completing the
     --------------------------------
Sartwelle #2, an offset to Brigham's recent Sartwelle #1 discovery. Brigham retains a 75% working interest in the Sartwelle #2, which was drilled to a total depth of 9,175 feet. The well encountered potential pay in a number of zones, the lowest of which have been tested unsuccessfully. Results from the completion attempts in the shallower intervals are expected within the next several weeks.

     Two  High  Working  Interest  Frio  Bright Spot Tests - In Brazoria County,
     -----------------------------------------------------
Texas, Brigham is operating the drilling of the Geissen #1 at a current depth of approximately 7,800 feet, with an expected total depth of 13,500 feet, in an area that Brigham has experienced several prior Frio discoveries. The Company retains an 87.5% working interest in the well, which targets a Frio bright spot structurally high to a prior discovery, as well as other prospective Frio sands. Results are expected by September.

     In Brooks County, Texas, in Brigham's Diablo Project, Brigham is preparing to commence the Sullivan E #2 with a 100% working interest (subject to a 33% back in after payout). The Sullivan E #2 will test a Frio bright spot at a depth of approximately 8,650 feet, located approximately one half mile to three miles from three other Frio bright spot discoveries recently drilled by another operator. The three prior discoveries commenced production at initial rates of between 8.8 and 11 Mmcfe/d. The earliest discovery has now produced a cumulative
4.1 Bcfe since November of 2002, averaging 7.5 Mmcfe/d. Brigham expects results for the Sullivan E #2 in September.

     New Frio 3-D Projects - Brigham is preparing to commence the acquisition of
     ---------------------
the first of two proprietary, high working interest 3-D shoots in its Frio focus play, totaling approximately 230 square miles. The Company plans to retain at least a 50%, and possibly a 75% working interest in these 3-D projects where Brigham has assembled a substantial land position, including more than 36,000 acres under option or lease. Brigham believes that these projects provide excellent potential for significant reserve discoveries, particularly in the deeper Lower Frio section.

     Bud Brigham, the Company's Chairman, CEO and President, stated, "Our second quarter production would have been stronger had we not had the operational problem with the Wilson Trust #1. We were obviously pleased to have the well back on line producing essentially water free. We've now completed 27 wells in 29 recent attempts in our Frio focus play. Our returns on our drilling investments in this play have been strong, thus we are very excited about commencing our new high potential Frio 3-D shoots this year. We will operate both proprietary projects, which we believe have the potential to add substantially to our deep inventory of Frio drilling projects for 2005 and 2006."

                                                                    EXHIBIT 99.4

ANADARKO BASIN SPRINGER TREND

     Grady  County  Bromide  Discovery - The Burton #1 was recently completed to
     ---------------------------------
sales from the first and second Bromide intervals at a rate of 1.5 Mmcf of natural gas and 750 barrels of oil (6.0 Mmcfe) per day, with additional potential pay behind pipe. Brigham retained a 29% working and 23% revenue interest in this discovery. Brigham previously drilled an apparently comparable well, the Gage #1. Subsequent to its completion, in August of 2002 the Gage #1 produced at 1.7 Mmcf of natural gas and 798 barrels of oil (6.5 Mmcfe) per day. Through April of 2004, the Gage #1 produced a cumulative 0.6 Bcf of natural gas and 232,000 barrels of oil (2.0 Bcfe), and in April of 2004 was producing approximately 1.3 Mmcfe/d.

     Springer Bar Field Activity - As previously announced, the recently
     ---------------------------
completed Mack Farms #1 discovery commenced production to sales in late April from the Britt interval of the Springer Formation at an initial rate of approximately 0.7 Mmcfe/d. However, the operator subsequently reentered the well, perforating and fracture stimulating the Cunningham interval of the Springer formation, and recently production tested from that zone at a rate of
2.3 Mmcfe/d. Brigham retains a 15% working and 12% revenue interest in the discovery.

     Also in the Springer Bar Field, Brigham is currently drilling the Steve #1 with a 32% working interest. The Steve #1 offsets three of the most prolific Springer Bar Field discoveries to date, the Amy #1, the Jones #2, and Pitchford #1. These wells produced at early stabilized rates of approximately 8.6 Mmcfe/d, 7.0 Mmcfe/d and 4.0 Mmcfe/d, respectively.

     Springer Channel Discoveries - In Blaine County, Oklahoma, Brigham
     ----------------------------
participated in the drilling and completion of the Wolsey #1 with a 28% working interest. The Wolsey #1 encountered approximately 16 feet of apparent pay in the Cunningham interval of the Springer with good drilling shows. Completion operations are currently under way and the operator is awaiting pipeline hook up
so the well can be tested to sales.   Brigham plans to drill a 25% working
interest offset to this apparent discovery during the third quarter which, based on Brigham's 3-D seismic interpretation, should be structurally high to the Wolsey #1.

     Also in the Springer Channel trend, Brigham operated the drilling of the Maddux #1 with a 49% working interest. The Maddux #1 was drilled to a total depth of 9,360 feet and encountered apparent pay in both the Cunningham and Britt sands of the Springer Formation, as well as apparent pay in the Chester Formation. Production to sales is expected within the next several weeks.

     In Blaine County, Oklahoma, Brigham expects to commence the Dobbins 2 #1 in August. The Company plans to drill the Dobbins 2 #1 to a depth of approximately 10,850 feet to test the Springer and Chester Formations. Brigham will retain a 100% working interest in the well, with results expected in October. The Company is also participating in three additional tests in this trend, the Moseley #1, the Pinkerton #1-22 and the Loosen #1, with interests of 12%, 13% and 17%, respectively. Results for these wells are expected by late September or early October.


ANADARKO BASIN HUNTON TREND

     High Working Interest High Reserve Potential Hunton and Arbuckle Test -
     ---------------------------------------------------------------------
Brigham is retaining a 93% working interest in the currently drilling Mills Ranch #1-99S, which is testing an eastern offset location on a large structure that has produced approximately 21 Bcfe from three currently producing wells, two of which were drilled by Brigham. In mid-May, drill pipe became stuck at a depth of approximately 21,165 feet. Brigham subsequently successfully sidetracked the well at a depth of approximately 18,300 feet, and the well is currently drilling at a depth of approximately 20,600 feet. Prior to experiencing the stuck pipe, Brigham encountered encouraging drilling shows with an associated natural gas flare from shallower zones at depths of between 20,848 and 20,950 feet, above the primary objective Hunton and Arbuckle intervals. Brigham expects results from the Mills Ranch #1-99S by mid-September. If successful, the well could require up to four offset wells to fully develop the eastern end of the structure.

     Planned Mills Ranch Development Well - Brigham also plans to commence
     ------------------------------------
drilling the Mills Ranch #3, the third well on the western end of the Mills Ranch structure, in September 2004. Brigham plans to reenter and sidetrack out of an existing well at a depth of approximately 15,000 feet, targeting the Hunton and Arbuckle at a location between the three producing Hunton wells that have produced over 21 Bcfe to date. Brigham plans to drill this test to the deeper Arbuckle interval, which was not penetrated by the three prior Hunton discoveries. Brigham will operate this well with a working

                                                                    EXHIBIT 99.4

interest of at least 64%.  Results are expected in the first quarter of 2005.

     Bud Brigham stated, "The sidetracking operation increased the cost and delayed the potential completion of our Mills Ranch #1 -99S. However, the strong drilling shows above the projected Hunton interval are very encouraging, particularly since analog Hunton fields often have associated shallower production. We believe that this well, and the subsequently planned wells in this deep but prolific play, provide our Company with excellent potential for large reserve additions."

     Hemphill County, Texas Granite Wash Discovery - Brigham operated the
     ---------------------------------------------
successful completion of the Patrick #1, which commenced production in early July at an early rate of approximately 0.6 Mmcf of natural gas with water. The water rate subsequently increased to approximately 300 barrels per day. Recent production testing indicated that a significant amount of the water production could be plugged off, potentially increasing the gas production. This remedial operation should begin soon. Brigham retained a 63% working interest in the Patrick 22 #1, which was drilled to a total depth of approximately 11,500 feet encountering approximately 129 feet of apparent net pay in the Granite Wash formation.

     Brigham plans two additional Granite Wash tests in the same area in September and November. The Company currently owns a contiguous block of approximately 3,958 gross and 2,100 net acres in the area. With continued drilling and completion success, we believe that over 90 potential locations could ultimately be drilled to fully develop Brigham's acreage.


2004 OPERATIONAL STATISTICS

     Brigham has spud thirty-one wells thus far in 2004, retaining an average working interest of approximately 41%. Twenty-four of these wells have been or are currently being completed, two have been plugged and five are currently drilling. Brigham's gross and net completion rates thus far in 2004 are 92% and 83%, respectively. Brigham currently plans to commence drilling operations on approximately eight additional wells during the next sixty days.


NARROWED 2ND QUARTER PRODUCTION FORECAST

     The following forecasts and estimates of our second quarter 2004 results are forward looking statements subject to the risks and uncertainties identified in the "Forward Looking Statements Disclosure" at the end of this release.

     We now expect second quarter production to average between 34 and 35 Mmcfed (73% natural gas), relative to 28.9 Mmcfed in the second quarter 2003, and 33.9 Mmcfed in the first quarter 2004.

     Bud Brigham, the Company's Chairman, CEO and President, stated, "Our second quarter production, although consistent with our forecast, would have been stronger absent the operational problem with the Wilson Trust #1. Partially as a result, we believe that we've had a slow start for the year, particularly relative to our historical performance, as our expectations for our drilling program and the associated production growth are much higher. However, we only have results from approximately 33% of our $61 million drilling budget. Further, we could not be more excited, given our very high quality drilling program currently underway, particularly the high working interest and high reserve potential tests, about the results we expect to generate during the remainder of 2004."


ABOUT BRIGHAM EXPLORATION

     Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.


FORWARD LOOKING STATEMENT DISCLOSURE

                                                                    EXHIBIT 99.4

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact:     John Turner, Manager of Finance & Investor Relations
             (512) 427-3300